SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  December 20, 2000
                     (Date of earliest event reported)

                                PAYCHEX, INC.
           (Exact name of registrant as specified in its charter)

        DELAWARE               0-11330                   16-1124166
(State of incorporation)     (Commission               (IRS Employer
                             File Number)           Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK            14625-0397
(Address of principal executive offices)                 (Zip Code)

                                (716)385-6666
            (Registrant's telephone number, including area code)


ITEM 9.  REGULATION FD DISCLOSURE

The registrant's press release dated December 20, 2000 is attached. This release announces the Company's results of operations for the quarter and six-month period ended November 30, 2000.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PAYCHEX, INC.

Date:     December 20, 2000             /s/ B. Thomas Golisano
                                        -----------------------
                                        B. Thomas Golisano
                                        Chairman, President and
                                        Chief Executive Officer

Date:     December 20, 2000             /s/ John M. Morphy
                                        -----------------------
                                        John M. Morphy
                                        Vice President, Chief
                                        Financial Officer and
                                        Secretary



FOR IMMEDIATE RELEASE

    	John M. Morphy, Chief Financial Officer or Jan Shuler 716-383-3406

     Access the Webcast of the Paychex, Inc. Second Quarter Earnings Release
       Conference Call scheduled for December 20, 2000 at 10:30 a.m. Eastern Standard Time at http://www.paychex.com/paychex/finance/finance.html.

     Paychex, Inc. news releases, current financial information and related SEC filings can be found at the same Web site. The Company's Investor Relations presentation will also be available on the Web site on or before December 29, 2000.


           PAYCHEX, INC. REPORTS RECORD SECOND QUARTER RESULTS

ROCHESTER, NY, December 20, 2000 -- Paychex, Inc. (NASDAQ: PAYX) today announced record net income of $62.1 million, or $.16 diluted earnings per share, for the quarter ended November 30, 2000, a 36% increase over net income of $45.8 million, or $.12 diluted earnings per share, for the same period last year. Total service revenues were $208.1 million, an increase of 21% over $172.4 million for the second quarter last year.

For the six months ended November 30, 2000, net income increased 36% to $120.8 million, or $.32 diluted earnings per share, as compared to $88.8 million, or $.24 diluted earnings per share, for the same period last year. Total service revenues were $412.0 million, an increase of 22% over $338.8 million for the same period last year.

PAYROLL SEGMENT
For the second quarter ended November 30, 2000, operating income for the Payroll segment increased 24% to $90.3 million from $72.6 million for the second quarter last year. Total payroll service revenues were $184.5 million, an increase of 19% over $154.9 million for the prior year period.

For the six months ended November 30, 2000, operating income for the Payroll Segment increased 23% to $177.9 million from $144.8 million for the same period last year. Total payroll service revenues were $366.4 million, an increase of 20% over $305.8 million for the same period last year.

The increases in Total payroll service revenues and operating income were primarily the result of continued growth in the Payroll client base, increased utilization of ancillary services, higher rates of return on ENS investments (funds held for clients) and leveraging of operating expenses.

As of November 30, 2000, 82% of Paychex clients utilized Taxpay (Registered Trademark), the Company's tax filing and payment feature. The Company's Employee Pay Services, which includes Direct Deposit, Readychex and Access Card products was utilized by 50% of its clients. Major Market Services revenue increased 56% and 55% for the second quarter and six-month periods to $10.6 million and $20.2 million, respectively.


HRS-PEO SEGMENT
For the second quarter ended November 30, 2000, operating income for the HRS-PEO segment increased 61% from $5.7 million to $9.2 million. HRS-PEO service revenue was $23.6 million, an increase of 35% over $17.5 million for the second quarter last year.

For the six months ended November 30, 2000, operating income for the HRS-PEO segment increased 72% from $10.2 million to $17.6 million. HRS-PEO service revenue was $45.6 million, an increase of 38% over $32.9 million for the same period last year.

The increases in service revenue and operating income are primarily related to increasing 401(k) recordkeeping, workers' compensation insurance and section 125 clients. 401(k) recordkeeping revenue increased 41% and 45% in the second quarter and six-month periods to $10.4 million and $20.1 million, respectively. The second quarter and six-month period continued to reflect strong customer acceptance of our workers' compensation insurance program.

CORPORATE EXPENSES
Corporate expenses are primarily related to the Information Technology, Organizational Development, Finance, Marketing and Senior Management functions of the Company. For the second quarter ended November 30, 2000, Corporate expenses increased 2% to $16.1 million from $15.8. For the six months ended November 30, 2000, Corporate expenses decreased 2% from $33.8 million to $33.2 million. The relatively flat year over year increases reflect additional expenditures to support the growth of the Company being offset by lower spending on national marketing efforts in fiscal 2001.

INVESTMENT INCOME
Investment income for the quarter ended November 30, 2000 increased 55% to $6.0 million from $3.9 million in the second quarter of last year. Investment income for the six month period increased 52% to $11.5 million from $7.5 million in the prior year period. The increases are due to higher invested balances and higher comparable rates of return.

B. Thomas Golisano, Chairman, President and Chief Executive Officer of Paychex said, "We are pleased with our second quarter and year-to-date results, which reflect continued growth in our client base, increased utilization of ancillary services and leveraging of expenses. Our Major Market Services, 401(k) recordkeeping, and worker's compensation insurance products continue to build critical mass and offer excellent growth opportunities."

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain written and oral statements made by Paychex, Inc., (the "Company") management may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by such words and phrases as "we expect", "expects", "expected to", "we look forward to", "we believe", "could be" and other similar phrases. Because they are forward-looking, they should be evaluated in light of important risk factors. These risk factors include, but are not limited to, general market conditions, including demand for the Company's products and services, availability of internal and external resources, executing expansion plans, competition, and price levels; changes in the laws regulating collection and payment of payroll taxes, professional employer organizations, and employee benefits, including 401(k) plans, workers' compensation, state unemployment, and section 125 plans; delays in the development, timing of the introduction, and marketing of new products and services; changes in technology including the use of the Internet; the possibility of catastrophic events that could impact the Company's operating facilities, computer technology and communication systems; and changes in short- and long-term interest rates and the credit rating of cash, cash equivalents, and securities held in the Company's investment portfolios, all of which could cause actual results to differ materially from anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. The Company assumes no obligation to update this document for new information subsequent to its issuance.

                                 PAYCHEX, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share amounts)

                          For the three months ended   For the six months ended
                          November 30,  November 30,   November 30, November 30,
                                  2000       1999(B)          2000      1999 (B)
                          ------------  ------------   -----------  ------------
Service revenues:
  Payroll                     $167,133      $142,866      $331,654      $281,578
  ENS investment revenue        17,353        12,033        34,766        24,240
                              --------      --------      --------      --------
  Total payroll service
    revenues                   184,486       154,899       366,420       305,818
  HRS-PEO                       23,612        17,459        45,561        32,932
                              --------      --------      --------      --------
  Total service revenues       208,098       172,358       411,981       338,750

Operating costs                 47,095        41,356        93,022        80,722
Selling, general and
  administrative expenses       77,578        68,494       156,708       136,836
                              --------      --------      --------      --------
Operating income                83,425        62,508       162,251       121,192

Investment income                5,965         3,854        11,499         7,542
                              --------      --------      --------      --------
Income before income taxes      89,390        66,362       173,750       128,734

Income taxes                    27,264        20,572        52,994        39,907
                              --------      --------      --------      --------
Net income                    $ 62,126      $ 45,790      $120,756      $ 88,827
                              ========      ========      ========      ========

Basic earnings per share(A)   $    .17      $    .12      $    .32      $    .24
                              ========      ========      ========      ========

Diluted earnings per share(A) $    .16      $    .12      $    .32      $    .24
                              ========      ========      ========      ========
Weighted-average common
  shares outstanding (A)       372,618       370,258       372,326       369,951
                              ========      ========      ========      ========
Weighted-average shares
  assuming dilution (A)        377,839       374,717       377,511       374,113
                              ========      ========      ========      ========
Cash dividends per common
  share (A)                   $    .09      $    .06      $    .15      $    .10
                              ========      ========      ========      ========

(A) Financial information for the periods ended November 30, 1999, have been adjusted for a three-for-two stock split distributed in May 2000.

(B) Certain amounts from the prior year are reclassified to conform to the current year presentation.


                                 PAYCHEX, INC.
                          CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                November 30,        May 31,
                                                        2000           2000
                                                ------------    -----------
ASSETS
Cash and cash equivalents                         $   32,561     $   47,136
Corporate investments                                491,212        412,357
Interest receivable                                   23,297         22,436
Accounts receivable                                  108,251         87,608
Deferred income taxes                                      -          9,539
Prepaid expenses and other current assets              6,222          6,531
                                                 -----------     ----------
Current assets before ENS investments                661,543        585,607
ENS investments                                    1,843,526      1,776,968
                                                 -----------     ----------
Total current assets                               2,505,069      2,362,575
Property and equipment - net                          80,272         75,375
Goodwill and intangible assets - net                   6,442          5,584
Deferred income taxes                                  2,915          2,494
Other assets                                           9,131          9,549
                                                  ----------     ----------
Total assets                                      $2,603,829     $2,455,577
                                                  ==========     ==========
LIABILITIES
Accounts payable                                  $   14,346     $   17,086
Accrued compensation and related items                45,022         52,631
Deferred revenue                                       4,521          4,719
Accrued income taxes                                     827          2,969
Deferred income taxes                                  4,314              -
Other current liabilities                             22,200         24,400
                                                 -----------     ----------
Current liabilities before ENS client deposits        91,230        101,805
ENS client deposits                                1,842,179      1,785,140
                                                 -----------     ----------
Total current liabilities                          1,933,409      1,886,945
Long-term liabilities                                  5,157          5,200
                                                 -----------     ----------
Total liabilities                                  1,938,566      1,892,145
                                                 -----------     ----------
STOCKHOLDERS' EQUITY
Common stock, $.01 par value,
  600,000 authorized shares
  Issued:  372,910/November 30, 2000 and
    371,769/May 31, 2000                               3,729          3,718
Additional paid-in capital                           125,127         98,904
Retained earnings                                    534,215        469,385
Accumulated other comprehensive income/(loss)          2,192         (8,575)
                                                  ----------     ----------
Total stockholders' equity                           665,263        563,432
                                                  ----------     ----------
Total liabilities and stockholders' equity        $2,603,829     $2,455,577
                                                  ==========     ==========

                                 PAYCHEX, INC.
                         BUSINESS SEGMENT INFORMATION
                                (In thousands)

The Company has two business segments: Payroll and Human Resource Services-Professional Employer Organization (HRS-PEO). The Payroll segment is engaged in the preparation of payroll checks, internal accounting records, federal, state and local payroll tax returns, and collection and remittance of payroll obligations for small- to medium-sized businesses. The HRS-PEO segment specializes in providing small- to medium-sized businesses with cost-effective outsourcing solutions for their employee benefits. HRS-PEO products include 401(k) plan recordkeeping, workers' compensation insurance, section 125 plan administration, group benefits, state unemployment insurance, employee handbooks and management services, Paychex Administrative Services and Professional Employer Organization (PEO) services. Corporate expenses are primarily related to the Information Technology, Organizational Development, Finance, Marketing and Senior Management functions of the Company.

                          For the three months ended    For the six months ended
                          November 30,  November 30,  November 30,  November 30,
                                  2000          1999          2000          1999
                          ------------  ------------  ------------  ------------
Service revenues:
  Payroll                     $167,133      $142,866      $331,654      $281,578
  ENS investment revenue        17,353        12,033        34,766        24,240
                              --------      --------      --------      --------
  Total payroll service
    revenues                   184,486       154,899       366,420       305,818
  HRS-PEO                       23,612        17,459        45,561        32,932
                              --------      --------      --------      --------
  Total service revenues      $208,098      $172,358      $411,981      $338,750
                              ========      ========      ========      ========

Operating income:
  Payroll                     $ 90,328      $ 72,567      $177,862      $144,751
  HRS-PEO                        9,199         5,729        17,593        10,233
                              --------      --------      --------      --------
  Segment operating income      99,527        78,296       195,455       154,984
  Corporate expenses            16,102        15,788        33,204        33,792
                              --------      --------      --------      --------
  Total operating income        83,425        62,508       162,251       121,192

Investment income                5,965         3,854        11,499         7,542
                              --------      --------      --------      --------
Income before income taxes    $ 89,390      $ 66,362      $173,750      $128,734
                              ========      ========      ========      ========